UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2021
(Date of earliest event reported)

BANK 2020-BNK30

(Central Index Key Number 0001832874)

(Exact name of issuing entity)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC

(Central Index Key Number 0001541557)

Bank of America, National Association

(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)
(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.

(Central Index Key Number 0001005007)

(Exact name of registrant as specified in its charter)

Delaware	333-228375-05	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Bryant Park
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

An Amended and Restated Agreement Between Noteholders, dated as of May 18, 2021 (the “Amended Agreement”), was entered into on and as of such date by the current holders of the notes evidencing the Miami Design District Whole Loan, which holders include the Issuing Entity. The parties to the Amended Agreement are set forth below. The Amended Agreement amends and restates the previous Agreement Between Noteholders (the “Original Agreement”), which was filed as Exhibit 4.7 to the Current Report on Form 8-K filed with respect to the Issuing Entity on December 22, 2020. A copy of the Amended Agreement is included as Exhibit 4.1 to this Current Report on Form 8-K. Capitalized terms used in this Current Report on Form 10-K but not defined in this Current Report on Form 8-K have the meanings assigned to them in the Prospectus filed on December 22, 2020 pursuant to Rule 424(b)(2) with respect to the Issuing Entity (the “Prospectus”).

Prior to the cut-off date for any securitization of the Miami Design District Whole Loan, Bank of America, N.A. (“BANA”) (then the sole lender) agreed with the related borrower to defer until maturity (or earlier loan repayment) the payment of the aggregate amount of the payments of interest that would otherwise have been due on the loan payment dates in May, June and July 2020. The Amended Agreement accounts for this aggregate amount of deferred interest and provides for its payment to BANA in a subordinate priority (after certain payments to the holder of the Subordinate Companion Loan). Accordingly, the terms of the Amended Agreement remain substantially similar to those of the Original Agreement as described under the heading “Description of the Mortgage Pool—The Whole Loans—The Miami Design District Pari Passu-A/B Whole Loan—Application of Payments” in the Prospectus, except that with respect to each of the priority of payments described under such heading (a) a new priority (priority “twelfth”) has been added immediately after priority “eleventh” to pay the deferred interest amount to BANA if the deferred interest amount is then due and the mortgaged property is not an REO property, and (b) the very last priority has been renumbered to “thirteenth” and revised to provide that if the deferred interest amount is then due and the mortgaged property is an REO property, then such deferred interest amount will instead be paid on a priority basis from whatever amounts (if any) remain for distribution to the Issuing Entity and the other senior noteholders.

The parties to the Amended Agreement are BANA, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32, Wells Fargo Bank, National Association, as Trustee on Behalf of the Registered Holders of CSAIL 2021-C20 Commercial Mortgage Pass-Through Certificates, Series 2021-C20, and CFF MDD HOLDINGS LLC.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
Exhibit 4.1	Amended and Restated Agreement Between Noteholders, by and among Bank of America, N.A., Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32, Wells Fargo Bank, National Association, as Trustee on Behalf of the Registered Holders of CSAIL 2021-C20 Commercial Mortgage Pass-Through Certificates, Series 2021-C20, and CFF MDD HOLDINGS LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.
(Registrant)

	By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Chief Executive Officer & President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Amended and Restated Agreement Between Noteholders, by and among Bank of America, N.A., Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2020-BNK30, Commercial Mortgage Pass-Through Certificates, Series 2020-BNK30, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK31, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31, Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of BANK 2021-BNK32, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK32, Wells Fargo Bank, National Association, as Trustee on Behalf of the Registered Holders of CSAIL 2021-C20 Commercial Mortgage Pass-Through Certificates, Series 2021-C20, and CFF MDD HOLDINGS LLC.	(E)